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Exhibit 10.1

        CONTRIBUTION AGREEMENT

by and among

GMH Communities, LP,

GMH Communities GP, LLC

and

GMH LP LLC

Dated as of July 27, 2004

TABLE OF CONTENTS

1.	DEFINITIONS; USAGE	1
2.	CONTRIBUTION OF CONTRIBUTOR ASSETS; ASSUMED OBLIGATIONS	6
3.	REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR	6
4.	REPRESENTATIONS AND WARRANTIES OF ACQUIROR	13
5.	INDEMNITIES	14
6.	CLOSING	14
7.	BROKERS	14
8.	NOTICES	15
9.	MISCELLANEOUS	15

List of Exhibits

Exhibit A—Contributor Assets and Conveyances
Exhibit B—Pre-Contribution Organizational Charts
Exhibit C—Post-Contribution Organizational Charts

i

INDEX OF DEFINED TERMS

Account	1
Acquiror	1
Affiliate	1
Agreement	1, 7
Assumed	7
Capital	2
Claim	2
Class	2
Closing	2
Code	2
Contributor	1
Control	2
Controlled	2
Controlling	2
Easement	14
Effective	1
Embargoed Person	15
Environmental	2
ERISA	2
GMH	1, 8
Governmental	3
Ground	3
Guaranty	3
Hazardous	3
Holloway	3
Joint	3
Lien	3
Loan	3
Management	4
Material	4
Non-Recourse	4
OFAC	15
Partnership	4
Patriot Act	15
PCBs	3
Permitted	4, 5
Person	4
Pledge	6
Pre-Contribution	16
Properties	6
Property	6
Purchase	6
Regulation	6
Release	6
Subsidiary	7
Transaction	7

ii

CONTRIBUTION AGREEMENT

        This Contribution Agreement (this "Agreement") is made and entered into as of the 27th day of July, 2004 (the "Effective Date"), by and between GMH Communities, LP, a Delaware limited partnership ("Acquiror"), GMH LP LLC, a Delaware limited liability company ("Contributor"), and GMH Communities GP, LLC, a Delaware limited liability company ("GMH GP").

Background

        A.    As of the Closing Date, Contributor shall be the owner of the assets and interests in real property (each individually a "Contributor Asset" and collectively, the "Contributor Assets") shown on Exhibit A, which is attached hereto and made a part hereof. The ownership interests in the Student Housing Properties and the Military Housing Properties (as defined in Exhibit A), which constitute a part of the Contributor Assets, are listed on Exhibit A. Attached as Exhibit B are the "Pre-Contribution Organizational Charts".

        B.    On the terms and conditions set forth in this Agreement, Contributor wishes to contribute its interests in the Contributor Assets to the capital of Acquiror and the Acquiror wishes to accept the Contributor Assets. In addition, the parties wish to memorialize their agreement on certain related matters.

Agreement

        NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties agree as follows:

1.    Definitions; Usage.

        (a)   In addition to the terms defined in the introductory paragraph, Background section and main body of this Agreement, the initially capitalized terms set forth below shall have the following meanings:

            (i)  "Account Pledge Agreement" means that certain Account Pledge Agreement, intended to be executed promptly following the transactions contemplated hereby, by Acquiror and the Class B Partners.

           (ii)  "Affiliate" means with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with such Person, or (ii) any other Person owning or Controlling 10% or more of the outstanding voting securities of, or other ownership interests in, such Person.

          (iii)  "Capital Contribution" when used with respect to any partner of the Partnership means the aggregate amount of capital contributed (including any amounts deemed contributed) to Acquiror by such Partner in accordance with Article 6 of the Partnership Agreement.

          (iv)  "Claim" shall mean any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries and damages, including, without limitation, reasonable attorneys' and legal fees.

           (v)  "Class B Limited Partner" shall mean each holder of a Class B Limited Partnership Interest, which shall initially be each of Vornado Community GP LLC and Vornado Community LP LLC.

          (vi)  "Closing" means the consummation of the transactions contemplated by this Agreement.

         (vii)  "Closing Date" means the date of this Agreement.

        (viii)  "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended.

          (ix)  "Control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, and the terms Controlling and Controlled have meanings correlative to the foregoing.

           (x)  "Environmental Laws" means any and all present and future federal, state or local laws, statutes, ordinances or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the pollution, protection or cleanup of the environment, the impact of Hazardous Substances on property, health or safety, or the Use or Release of Hazardous Substances.

          (xi)  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

         (xii)  "ERISA Affiliate", at any time, means each trade or business (whether or not incorporated) that would, at the time, be treated together with the Partnership, its Subsidiary, or any Post-Closing Subsidiary as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

        (xiii)  "Environmental Indemnity" means that certain Environmental Indemnity, to be dated the Closing Date, by Gary Holloway and Acquiror to and for the benefit of the Class B Partners.

        (xiv)  "Governmental Authority" means any court, board, agency, commission, office or authority of any nature whatsoever of or for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

         (xv)  "Ground Leases" means each of the ground leases set forth on Exhibit A.

        (xvi)  "Guaranty" means that certain Guaranty of Payment, to be dated as of the Closing Date, by GP LLC and Contributor to and for the benefit of the Class B Partners.

       (xvii)  "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and lead-based paint, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definitions of hazardous substances, hazardous wastes, hazardous materials, extremely hazardous wastes, restricted hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar import under any Environmental Law, and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

      (xviii)  "Holloway Pledge Agreement" means that certain Pledge and Security Agreement, to be dated as of the Closing Date, by Gary Holloway and GH 353 Associates Inc, as Pledgors, and the Class B Partners, as Pledgees.

        (xix)  "Joint Ventures" means the Fidelity Joint Venture, the Existing Vornado Joint Venture, the Benham Joint Venture and the RMB Joint Venture (as each such joint venture is defined on Exhibit A).

         (xx)  "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting any Partnership Asset, any asset of any Subsidiary or Post-Closing Subsidiary of the Partnership or any interest of the Partnership in any Subsidiary or Post-Closing Subsidiary or any portion thereof, or any interest therein (including, without limitation, any conditional sale or other title retention agreement, any sale-leaseback, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics', materialmen's and other similar liens and encumbrances).

        (xxi)  "Loan Documents" means any loan documentation relating to any mortgage financing or any other financing of any of the Properties by the owners or ground lessees of the Student Housing Properties and the Military Housing Properties.

       (xxii)  "Management Contracts" means each of the management contracts set forth on Exhibit A.

      (xxiii)  "Material Adverse Effect" means a material adverse effect on the use, operation or value of a Property or any other asset of Acquiror or any Post-Closing Subsidiary, or on the current or future financial position, partners' equity or results of operations of Acquiror or any Post-Closing Subsidiary or either of the Military Housing Business or the Student Housing Business or the ability of Acquiror or any Post-Closing Subsidiary to perform its obligations under any Transaction Document or under the Loan Documents, the Ground Leases or the Management Contracts.

      (xxiv)  "Non-Recourse Carve-Out Guaranty" means that certain Guaranty of Recourse Obligations, to be dated the Closing Date, by Gary Holloway to and for the benefit of the Class B Partners.

        (xxv)  "Partnership" means GMH Communities, LP, a Delaware limited partnership, as said partnership exists immediately prior to the consummation of the transactions contemplated hereby.

      (xxvi)  "Partnership Agreement" means that certain Amended and Restated Limited Partnership Agreement of GMH Communities, LP dated as of July 20, 2004.

     (xxvii)  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether federal, state, county, city or otherwise and including any instrumentality, division, agency or department thereof).

    (xxviii)  "Permitted Debt" means the obligations created by virtue of the Loan Documents, Ground Leases and Management Contracts (all as are set forth in the Columns marked under Debt to be Assumed and New Debt at 75% LTV on Schedule 6.2 to the Partnership Agreement), (i) ordinary course trade payables incurred in connection with the ownership and operation of the Properties or Subsidiaries, which are paid by such Subsidiaries within 60 days of the receipt of the invoice therefor and which in fact are not more than 60 days past due (unless being contested by such Subsidiaries in good faith and by appropriate proceedings permitted by the terms of the applicable Loan Documents) and (ii) written indemnities entered into in the ordinary course of business and on customary terms and conditions in connection with the acquisitions of goods or services, or in connection with the execution of leases or amendments thereto, or in connection with the acquisition of the Properties (provided that an indemnity undertaken in connection with the acquisition of a Property shall only constitute Permitted Debt to the extent the text of such indemnity was disclosed to the Class B Partners prior to the Effective Date). For the avoidance of doubt, the term "Permitted Debt" shall not include any mezzanine financing or any other obligations created by any loan document, management contract, ground lease or other document or agreement that is not set forth in the Columns marked under Debt to be Assumed and New Debt at 75% LTV on Schedule 6.2 to the Partnership Agreement.

       (xxix)  "Permitted Encumbrances" means:

            (1)   Liens in favor of the lenders under the Loan Documents and Liens in favor of the Class B Limited Partners;

            (2)   Liens for taxes if the applicable Subsidiary is contesting the same in good faith and in accordance with the terms and provisions of any applicable Loan Documents, Ground Lease or Management Contract and so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

            (3)   statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or(ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings and in accordance with the terms and provisions of any applicable Loan Documents, Ground Lease or Management Contract, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

            (4)   Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Properties on account thereof;

            (5)   easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the owner or ground lessee of the Student and Military Housing Properties;

            (6)   any interest or title of a lessor or sublessor under any Ground Lease;

            (7)   Liens solely on any cash earnest money deposits made pursuant to a Purchase Agreement;

            (8)   purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

            (9)   Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (10) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

            (11) licenses of patents, trademarks and other intellectual property rights granted by the Partnership, its Subsidiary, the Joint Ventures, any Post-Closing Subsidiary or any owner or ground lessee of a Student Housing Property or Military Housing Property in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business; and

            (12) Liens securing Permitted Debt.

        (xxx)  "Pledge Agreement" means that certain Pledge and Security Agreement, dated as of the date hereof, by GMH GP and Contributor, as Pledgors, and the Class B Partners, as Pledgees.

       (xxxi)  "Post-Closing Subsidiary" shall mean any Subsidiary of Acquiror immediately following Closing hereunder.

     (xxxii)  "Property" means any real property owned (including fee, leasehold (including pursuant to a Ground Lease) or other interests in the land and improvements) and all personal property located thereon or used in connection therewith as part of the Student Housing Business or Military Housing Business, and Properties means collectively, all Properties owned or leased as part of the Student Housing Business or Military Housing Business. The Properties are more particularly described in Exhibit A.

    (xxxiii)  "Purchase Agreement" means each of the Agreements set forth on Exhibit A.

     (xxxiv)  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System of the United States of America, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      (xxxv)  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System of the United States of America, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     (xxxvi)  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System of the United States of America, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

    (xxxvii)  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

   (xxxviii)  "Subsidiary" means, with respect to any Person, any entity in which such Person holds any ownership interest, whether directly or through one or more other Persons.

     (xxxix)  "Transaction Documents" means, collectively, this Agreement, the Guaranty, the Pledge Agreement, the Holloway Pledge Agreement, the Non-Recourse Carve-Out Guaranty, the Environmental Indemnity, the Account Pledge Agreement, the Partnership Agreement, and each other instrument, agreement or certificate delivered by GP LLC and/or Contributor or any Affiliate of either of them concurrently herewith or on the date of the Closing to or for the benefit of the Class B Partners in connection with the formation of the Acquiror and the transactions contemplated by this Agreement.

        (b)   In addition to the foregoing definitions, certain other initially capitalized terms have the meanings set forth on Exhibit A.

        (c)   "References to this Agreement" shall mean this Agreement, including all amendments, modifications and supplements hereto and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative. The words herein, hereof and hereunder and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified, restated or supplemented, and not to any particular article, section, subsection or clause contained in this Agreement. The term including shall be interpreted to mean including without limitation. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The captions of the sections of this Agreement are for convenience only and have no meaning with respect to this Agreement or the rights or obligations of the parties hereto.

2.    Contribution of Contributor Assets; Assumed Obligations.

        (a)   Subject to the terms and conditions hereof, Contributor shall, or shall cause its Affiliates to, contribute and convey to the Acquiror or its designee, and Acquiror agrees to accept or cause its designee to accept from Contributor, (i) all of Contributor's right, title and interest in and to the Contributor Assets as further detailed on Exhibit A to this Agreement, and (ii) all goodwill associated with the Student Housing Business and the Military Housing Business. In consideration for such contribution conveyance, GMH GP and Contributor shall have the interests and capital provided for in the Partnership Agreement. Acquiror hereby assumes, and agrees to pay, perform and discharge all obligations and liabilities relating to the ownership and operation of the Contributed Assets incurred in the ordinary course of business (the "Assumed Obligations"), including without limitation those obligations and liabilities related to the operation of the Properties and the performance of the Contracts.

        (b)   The parties acknowledge that, on the Closing Date, and effective immediately prior to the Closing, Gary Holloway, GHTomed, Ltd., GMH Associates, Inc. and College Park Management, Inc. (each a "GMH Contributor" and, collectively, the "GMH Contributors") shall contribute the Contributed Assets to Contributor and that Contributor shall immediately thereafter contribute the Contributed Assets to Acquiror or to an Affiliate of Acquiror (at the direction of Acquiror). The parties agree that each of the GMH Contributors may contribute the Contributed Assets owned by it directly to Acquiror or such Affiliate, which conveyances shall be deemed to be conveyances first from the applicable GMH Contributor to Contributor, then from the Contributor to Acquiror, and then from Acquiror to its Affiliate (if applicable). In addition, the parties acknowledge that as part of the contribution transactions and the recontribution to Acquiror, Acquiror shall receive $20,000,000 from the Class B Partners as part of their Capital Contribution, which amount shall be applied to repay that certain line of credit of Gary Holloway, as borrower, with Fleet National Bank, a national banking association. The parties agree that such payment shall be deemed to be a contribution from the Class B Partners to Acquiror, then a distribution from Acquiror to Contributor, then a distribution from Contributor to Gary Holloway and then a payment on account of the line of credit. In connection with the payment of such line of credit, Contributor and GMH GP shall cause the termination of all guarantees of the line of credit of Gary Holloway given by entities in which Acquiror shall hold a direct or indirect ownership interest upon completion of Closing.

3.    Representations and Warranties of Contributor and GMH GP

        (a)   Representations and Warranties of the Contributor and GMH GP.    In order to induce Acquiror to enter into this Agreement and to complete the Closing, each of Contributor and GMH GP represents and warrants to Acquiror as follows:

            (i)  Organization; Experience.

            (1)   Contributor and GMH GP each are duly organized, validly existing and in good standing under the laws of its state of formation and has made all necessary filings relating to its existence and doing business and is qualified to do business in those jurisdictions in which it is required by law to be so qualified, and it neither maintains nor conducts business in any other state. Contributor and GMH GP each have the necessary power and authority and legal right to enter into and perform its obligations under this Agreement and to carry on its business in the manner and in the locations in which such business has been and is now being conducted by it. Contributor and GMH GP are each a sophisticated and experienced real estate investor fully capable of assessing the risks and rewards of entering into this Agreement. Except for the representations and warranties of Acquiror expressly set forth in this Agreement, Contributor and GMH GP are relying on its own investigations and assessments in entering into this Agreement.

            (2)   The Partnership is a limited partnership, duly formed or organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign limited partnership and foreign limited liability company, respectively, in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and it has all power and authority under such laws and its limited liability company agreement or limited partnership agreement and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            (3)   Each of GMH Properties II, the Fidelity Joint Venture, the Existing Vornado Joint Venture, the Benham Joint Venture, and the RMB Joint Venture is a limited liability company, validly existing and is in good standing in its state of formation in each jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and it has all power and authority under such laws and its limited liability company agreement and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. None of the interests in such entities are subject to liens or encumbrances.

            (4)   Each of the owners or ground lessees, as applicable, of the Student Housing Properties and the Military Housing Properties, each Post-Closing Subsidiary is a limited liability company, validly existing and is in good standing in its state of formation in each jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and it has all power and authority under such laws and its limited liability company agreement and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. None of the interests in such entities are subject to liens or encumbrances.

            (5)   Each of the Fidelity Joint Venture, the Existing Vornado Joint Venture, Military Housing Investments and each Post-Closing Subsidiary is the exclusive legal and equitable owner of, and has good title to, the membership interests of its respective owners, ground lessees or Post-Closing Subsidiary, as applicable, of the Student Housing Properties and the Military Housing Properties, free and clear of any claims, liens, encumbrances, pledges or security interests of any sort.

           (ii)  Due Authorization and Execution.    This Agreement has been duly authorized, executed and delivered by Contributor and GMH GP, and, if applicable, all consents and approvals required under the governing documents of Contributor, GMH GP, or any entity holding an interest in Contributor or GMH GP necessary for Contributor and GMH GP to enter into and perform its obligations under this Agreement have been obtained. No consent, approval or waiver of any other third party is required for the consummation of the transactions contemplated by this Agreement, except as set forth in Schedule 5.16 of the Partnership Agreement (excluding the Optional Consents and the Required Consent from the Department of Army). Each of the Partnership and its Subsidiary has the power and authority to enter into each of the Transaction Documents to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated by the Transaction Documents and has by proper action duly authorized the execution and delivery of each of the Transaction Documents to which it is a party.

          (iii)  No Conflicts.    Neither the execution and delivery of any of the Transaction Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate any law, regulation (including, without limitation, Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit applicable to it, the Partnership or is Subsidiary, (ii) violate or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement (including the Loan Documents), mortgage, deed of trust, contract (including the Ground Leases and the Management Contracts) or other agreement or instrument to which, the Partnership, its Subsidiary, the Joint Ventures or the owners of the Student Housing Properties and the Military Housing Properties is a party or by which any of the foregoing is bound, or (iii) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with the Transaction Documents) upon or with respect to the assets of it, the Partnership, its Subsidiary, the Joint Ventures or the owners of the Student Housing Properties and the Military Housing Properties.

          (iv)  Consents.    No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by it or by the Partnership of any of the Transaction Documents to which it or the Partnership is a party, except as set forth in Schedule 5.16 of the Partnership Agreement (excluding the Optional Consents and the Required Consent from the Department of Army).

           (v)  Enforceable Obligations.    Each of the Transaction Documents to which it is a party has been duly executed and delivered by it, and constitutes its legal, valid and binding obligations, enforceable against such Person in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (vi)  Payment of Taxes.    Each of the Partnership, its Subsidiary, any Post-Closing Subsidiary, the Joint Ventures and the owners of the Student Housing Properties and the Military Housing Properties has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing, by it, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles, but only so long as there is no risk of loss, sale or forfeiture of any Property or other material asset of the Partnership, its Subsidiary, any Post-Closing Subsidiary, the Joint Ventures or the owners of the Student Housing Properties and the Military Housing Properties.

         (vii)  Tax Assessments.    There are no special tax assessments pending or threatened against any Property that could reasonably be expected to result in a Material Adverse Effect. No extension of time for assessment or payment by the Partnership, its Subsidiary, any Post-Closing Subsidiary, the Joint Ventures or the owners of the Student Housing Properties and the Military Housing Properties of any federal, state or local tax is in effect, except any extension that could not reasonably be expected to result in a Material Adverse Effect.

        (viii)  Compliance with Law.    The Partnership, its Subsidiary, the Joint Ventures or the owners of the Student Housing Properties and the Military Housing Properties is in full compliance with all rules, regulations, orders, decrees (including without limitation, environmental laws applicable to it, or to any Property), except for such instances of noncompliance when taken individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (ix)  ERISA.    None of the Partnership, its Subsidiary, any Post-Closing Subsidiary, the Joint Ventures or the owners of the Student Housing Properties and the Military Housing Properties or any ERISA Affiliate of any of the foregoing has incurred any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code. The consummation of the transactions contemplated hereby will not constitute or result in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code.

           (x)  Government Regulation.    None of the Partnership, its Subsidiary, any Post-Closing Subsidiary, the Joint Ventures or the owners of the Student Housing Properties and the Military Housing Properties is (i) an investment company as defined in the Investment Company Act of 1940, as amended, or controlled by such a company, or (ii) subject to regulation under the Public Utility Holding Partnership Act of 1935, the Federal Power Act, or the Interstate Commerce Act, each as amended.

          (xi)  No Bankruptcy Filing.    None of the Partnership, its Subsidiary, any Post-Closing Subsidiary, the Joint Ventures or the owners of the Student Housing Properties and the Military Housing Properties has filed or is contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and to its knowledge after due inquiry, no Person has threatened or is contemplating the filing of any such petition against the Partnership, any Subsidiary, any Post-Closing Subsidiary, or Contributor.

         (xii)  Litigation and Other Proceedings.    There is no existing or, to its knowledge, threatened legal action of any kind involving any of the Partnership, its Subsidiary, any Post-Closing Subsidiary, the Joint Ventures, the owners of the Student Housing Properties and the Military Housing Properties, any Contributed Asset, any Joint Venture, the Partnership, any Subsidiary thereof, or any Property which would interfere with the ability of Contributor to consummate the transactions contemplated by this Agreement or which if determined adversely to such Person could result in a Material Adverse Effect.

        (xiii)  Material Agreements.    Contributor has previously delivered true, complete and correct copies of all Material Agreements and Loan Documents relating to any Properties (including all amendments, agreements, side letters and other material documents relating thereto) and each Ground Lease and Management Contract. Each Material Agreement, Loan Document, Ground Lease and Management Contract is unmodified and in full force and effect. There is no default by any party to any Material Agreement, Loan Document, Ground Lease or Management Contract or obligation relating to any Property, and no event has occurred and is continuing which, with the passage of time and/or the giving of notice, would constitute a default or an event of default by any such party thereunder in such circumstances that such default or event of default could be expected to have a Material Adverse Effect.

        (xiv)  Rights of Offer and Refusal.    No Person has any option, right of first offer or refusal or other right to acquire any portion of any Property or any interest in any Subsidiary, any Post-Closing Subsidiary, or any interest in any Ground Lease or Management Contract or any direct or indirect interest therein (whether exercisable now or at any time in the future).

         (xv)  Full and Accurate Disclosure.    No statement of fact made to the Class B Limited Partners or their Affiliates by or on behalf of Contributor, GMH GP, or Gary Holloway in connection with the transactions contemplated hereby, by the Partnership Agreement or by the Warrant (as defined in the Partnership Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. To its knowledge, after due inquiry, there is no fact which has not been disclosed in writing to the Class B Limited Partners which could reasonably be expected to result in a Material Adverse Effect.

        (xvi)  Financial Condition.    All financial data concerning the Partnership, its Subsidiary, any Post-Closing Subsidiary, the Joint Ventures, the owners of the Student Housing Properties and the Military Housing Properties, and each Property heretofore provided to the Class B Limited Partners is true and correct in all material respects, and fairly presents in accordance with GAAP the financial position and results of operations as purported to be set forth therein as of the date on which it is made. Since the delivery of such data, except as otherwise disclosed in writing to the

  Class B Limited Partners, there have occurred no changes or circumstances which have had or could reasonably be expected to result in a Material Adverse Effect. None of the Partnership, its Subsidiary, the Joint Ventures or the owners of the Student Housing Properties and the Military Housing Properties has any liabilities for unusual forward or long-term commitments or unrealized, anticipated losses from any unfavorable commitments or other liabilities (contingent or otherwise), except as previously disclosed to the Class B Limited Partners in writing.

       (xvii)  Not Foreign Person.    None of Contributor, GMH GP, or the Partnership is a foreign person within the meaning of 1445(f)(3) of the Code.

      (xviii)  Liens.    Each owner of the Student Housing Properties and the Military Housing Properties has good and marketable fee and/or leasehold title to the Property owned by it, and good title to all related personal property, in each case free and clear of all liens, encumbrances, mortgages, pledges, security interests and other adverse claims of any nature other than Permitted Encumbrances.

        (xix)  No Encroachments.    All of the improvements located on any portion of any Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining property encroach upon such Property, and no easements or other encumbrances upon such Property encroach upon any of the improvements other than Permitted Exceptions.

         (xx)  Physical Condition.    To its knowledge, the Properties are free of material structural defects and all building systems contained therein are in good working order subject to ordinary wear and tear. To its knowledge, no notice has been issued by, and none of the seller of any Property under any Purchase Agreement, the Partnership, any Non-Class B Limited Partner or Gary Holloway, has received any notice from an insurance company or bonding company of any defect or inadequacy in any Property which could, alone or in the aggregate with any others, adversely affect the insurability of the same or is causing or will cause the imposition of any extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond relating thereto.

        (xxi)  Solvency.    On the Effective Date, (i) the fair salable value of the Partnership's and its Subsidiary's assets exceeds the Partnership's and such Subsidiary's total liabilities (including, without limitation, subordinated, unliquidated, disputed and contingent obligations). The fair salable value of the Partnership's and Subsidiary's assets is greater than Partnership's and its Subsidiary's probable liabilities (including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured). The Partnership's and its Subsidiary's assets do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Each of the Partnership and its Subsidiary does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Partnership and its Subsidiary).

       (xxii)  Compliance.    Each Property and each Subsidiary's and any Post-Closing Subsidiary's anticipated use thereof and operations thereat comply with all applicable Legal Requirements (including, without limitation, building and zoning ordinances and codes and environmental laws) and all applicable Insurance Requirements, the noncompliance with which could reasonably be expected to have a Material Adverse Effect or result in a material reduction in the availability of any insurance coverage for the Properties. Neither the Partnership, any Subsidiary thereof, nor any Post-Closing Subsidiary is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which could be expected to result in a Material Adverse Effect. None of the Partnership, its Subsidiary, any Post-Closing Subsidiary, the Joint Ventures, the owners of the Student Housing Properties and the Military Housing Properties or

  Gary Holloway has committed any act affording the federal government or any state of local government the right of forfeiture as against any Property or any part thereof or any interest therein or any moneys paid in performance of any obligations under any Loan Documents or Ground Leases. The Non-Class B Limited Partners hereby covenant and agree not to commit or suffer another Person to commit, any act or omission affording such right of forfeiture.

      (xxiii)  Condemnation.    No Condemnation has been commenced or to its knowledge, is threatened or contemplated, with respect to all or any material portion of any Property.

      (xxiv)  Utilities and Public Access.    The following statements are accurate with respect to each Property except to the extent their being inaccurate is not reasonably likely to have a Material Adverse Effect: (i) such Property has adequate rights of access to public ways and is served by water, electric, sewer, sanitary sewer and storm drain facilities; (ii) all public utilities necessary to the continued use and enjoyment of such Property as presently used and enjoyed are located in the public right-of-way abutting the premises or in areas ("Easement Areas") that are the subject of access easement agreements which benefit such Property and which are listed in Schedule A of the owning entity's title insurance policy so as to be included in the coverage thereof; (iii) all such utilities are connected so as to serve such Property without passing over any other property other than Easement Areas; and (iv) all roads necessary for the full utilization of such Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of such Property.

        (xxv)  Environmental Matters.    Except for matters set forth in the written environmental reports delivered to the Class B Limited Partners prior to the Effective Date:

            (1)   To its knowledge, each Property is in compliance with all Environmental Laws applicable to such Property (which compliance includes, but is not limited to, the possession by the owning entity of all environmental, health and safety permits, approvals, licenses, registrations and other governmental authorizations required in connection with the ownership and operation of such Property under all Environmental Laws).

            (2)   There is no Environmental Claim pending or, to its knowledge, threatened, with respect to any Property.

            (3)   There are no pending and have not been any prior Releases of any Hazardous Substance from, at or onto any Property that could reasonably be expected to form the basis of any Environmental Claim.

            (4)   Without limiting the generality of the foregoing, to its knowledge, there is not present at, on, in or under any of the Properties, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for any Hazardous Substance, lead in drinking water (except in concentrations that are below actionable levels established pursuant to, and otherwise comply with all applicable Environmental Laws), or lead-based paint.

            (5)   No liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to any Property and, to its knowledge after due inquiry, no Governmental Authority has been taking or, to its knowledge, is in the process of taking any action to subject such Property to any lien, encumbrance or other charge pursuant to any Environmental Law.

            (6)   There have been no material environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of any Non-Class B Limited Partner or Gary Holloway, in relation to such Property which have not been provided to the Class B Limited Partners.

      (xxvi)  Permits; Certificate of Occupancy.    The Partnership's Subsidiaries have obtained all material Permits necessary for the use and operation of the Properties. The uses being made of the Properties are in conformity in all material respects with the certificate of occupancy and/or Permits for the Properties and any other restrictions, covenants or conditions affecting the Properties.

     (xxvii)  OFAC.

            (1)   (a) None of the funds or other assets of Contributor, GMH GP, the Partnership, any Post-Closing Subsidiary or of any Affiliate of any of them controlled by Gary M. Holloway constitute property of, or are beneficially owned, directly or indirectly, by, any Person subject to trade restrictions under United States Law, including those who are covered by the International Emergency Economic Powers Act, 50 U.S.C. §§1701 et. seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et. seq., and any Executive Orders or regulations promulgated thereunder (an "Embargoed Person"); (b) no Embargoed Person has any interest of any nature whatsoever (whether directly or indirectly) in Contributor, any Post-Closing Subsidiary, GMH GP, the Partnership or its Subsidiary; and (c) none of the funds of any Contributor, any Post-Closing Subsidiary, GMH GP, the Partnership or its Subsidiary have been derived from any unlawful activity.

            (2)   None of the Contributor, any Post-Closing Subsidiary, GMH GP, the Partnership or its Subsidiary, nor any of their direct or indirect owners is in violation of the U.S. Federal Bank Secrecy Act, as amended, and its implementing regulations (31 CFR part 103), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 and the regulations promulgated thereunder (collectively, the "Patriot Act"), any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC"), or any other anti-money laundering Law.

            (3)   None of the Contributor, any Post-Closing Subsidiary, GMH GP, the Partnership or its Subsidiary, nor any if their direct or indirect owners is a Person with whom United States Persons are restricted from doing business with under (i) regulations issued by OFAC (including those persons and entities named on OFAC's Specially Designated Nationals and Blocked Persons list) or under any United States Law (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or (ii) any other Law. Without limiting the foregoing, none of the Contributor, GMH GP, the Partnership or its Subsidiary is presently funding its obligations hereunder with funds from any of the Persons referred to in this Section 3(a)(xxxiii).

    (xxviii)  Ground Leases; Management Contracts; Purchase Agreements; Material Agreements.

            (1)   A true and correct copy of each of the Ground Leases together with all amendments thereto has been delivered to the Class B Limited Partners. Each of the Ground Leases is in full force and effect. No Subsidiary or any Post-Closing Subsidiary of the Partnership is in default of its obligations under any of the Ground Leases and, to its knowledge, no default exists on the part of any lessor under any Ground Lease.

            (2)   A true and correct copy of each of the Management Contracts together with all amendments thereto has been delivered to the Class B Limited Partners. Each of the Management Contracts is in full force and effect. No Subsidiary or any Post-Closing Subsidiary of the Partnership is in default of its obligations under any of the Management Contracts and, to its knowledge, no default exists on the part of any property owner (or other counterparty) under and Management Contract.

            (3)   A true and correct copy of each of the Purchase Agreements together with all amendments thereto has been delivered to the Class B Limited Partners. Each of the Purchase Agreements is in full force and effect. Neither the Partnership, nor any Subsidiary or any Post-Closing Subsidiary of the Partnership, is in default of its obligations under any of the Purchase Agreements, to its knowledge, no default exists on the part of any seller under any Purchase Agreement.

            (4)   A true and correct copy of each of the Material Agreements together with all amendments thereto has been delivered to the Class B Limited Partners. Each of the Material Agreements is in full force and effect. Neither the Partnership, nor any Subsidiary or any Post-Closing Subsidiary of the Partnership, is in default of its obligations under any of the Material Agreements and, to its knowledge, no default exists on the part of any other party under any Material Agreements.

       (xxix)  Ownership Structure.    The Pre-Contribution Organizational Charts contain a true and correct diagram of the direct and indirect ownership of the Joint Ventures or the owners of the Student Housing Properties and the Military Housing Properties. The organizational charts attached as Exhibit C (the "Post-Contribution Organizational Charts" contain a true and correct diagram of the direct and indirect ownership of the Partnership and its Subsidiaries following the consummation of the transactions contemplated by this Agreement.

        (xxx)  Properties.    The Properties consist solely of the Military Housing Properties and the Student Housing Properties. The assets of the Partnership and any Post-Closing Subsidiary consist of the assets shown and listed on the Post-Contribution Chart.

       (xxxi)  Agreements with Affiliates.    There are no agreements between the Partnership and its Subsidiaries or any Post-Closing Subsidiary on the one hand and Gary Holloway and his Affiliates on the other hand, other than agreements between Subsidiaries or Post-Closing Subsidiaries of the Partnership (except any that have been approved by the Class B Partners in accordance with the Partnership Agreement).

     (xxxii)  Other Debt.    Neither the Partnership nor any of its Subsidiaries has any outstanding indebtedness other than Permitted Debt.

    (xxxiii)  Leases.    There are no existing leases, subleases, licenses, concessions and agreements of use or occupancy affecting any Student Housing Property of the Military Housing Property other than ordinary course residential leases, ordinary course commercial leases and concessions, and the Ground Leases.

     (xxxiv)  Undisclosed Liabilities and Obligations.    To the knowledge of the Contributor, no Contributor and none of the Contributed Assets will be subject to any liability or obligation whatsoever arising from the ownership of the Contributed Assets prior to the Closing Date, or otherwise, except for Assumed Obligations.

        For purposes of this Section 3, the phrase "to its knowledge" shall mean the actual, not constructive, knowledge of (i) Gary M. Holloway, (ii) Joseph M. Macchione, or Joseph Coyle.

4.    Representations and Warranties of Acquiror.    In order to induce Contributor to enter into this Agreement and to complete the Closing, Acquiror represents and warrants to Contributor as follows:

            (i)  Organization; Experience.    Acquiror is a limited partnership, validly existing and in good standing under the laws of Delaware with full power and authority and legal right to enter into and perform its obligations under this Agreement and to carry on its business in the manner and in the locations in which such business has been and is now being conducted by it. Acquiror has made all necessary filings relating to its existence and doing business and is qualified to do business in those jurisdictions in which it is required by law to be so qualified, and it neither maintains nor conducts business in any other state. Acquiror is a sophisticated and experienced real estate investor fully capable of assessing the risks and rewards of entering into this Agreement. Except for the representations and warranties of the Contributor expressly set forth in this Agreement, Acquiror is relying on its own investigations and assessments in entering into this Agreement.

           (ii)  Due Authorization and Execution.    This Agreement has been duly authorized, executed and delivered by Acquiror, and all consents and approvals required under the governing documents of Acquiror or any entity holding an interest in Acquiror necessary for Acquiror to enter into and perform its obligations under this Agreement have been obtained. No consent, approval or waiver of any other third party is required for the consummation of the transactions contemplated by this Agreement.

          (iii)  Litigation and Other Proceedings.    There is no existing or, to the knowledge of Acquiror, threatened legal action of any kind involving Acquiror which could interfere with the ability of Acquiror to consummate the transactions contemplated by this Agreement.

5.    Indemnities.

        (a)   Contributor's and GMH GP's Indemnity.    Contributor and GMH GP shall indemnify the Partnership to the extent set forth in Section 2.11 of the Partnership Agreement.

        (b)   Acquiror's Indemnity.    Acquiror shall indemnify, protect and hold harmless Contributor against all Claims suffered or incurred by such Contributor in connection with (i) any breach or inaccuracy of any representation or warranty of Acquiror contained herein and (ii) any Assumed Obligations.

6.    Closing.

        (a)   Closing Date.    The Closing shall be held on the Closing Date.

        (b)   Closing Documents.

            (i)  At Closing, Contributor shall deliver, or shall cause its Affiliates to deliver and, where applicable, execute the following:

            (1)   assignment(s) and assumption(s) of the Contributor Assets as more particularly designated on Exhibit A attached hereto, and in form to be mutually agreed upon by the parties; and

            (2)   such certificates, disclosures and reports as are reasonably required by applicable state and local law in connection with the contribution of the Contributor Assets or by Acquiror to effectuate the transactions contemplated hereby.

           (ii)  At Closing, Acquiror shall deliver and, where applicable, execute the following:

            (1)   assignment(s) and assumption(s) of the Contributor Assets as more particularly designated on Exhibit A attached hereto, and in form to be mutually agreed upon by the parties; and

            (2)   such certificates, disclosures and reports as are reasonably required by applicable state and local law in connection with the contribution of the Contributor Assets or by Contributor to effectuate the transactions contemplated hereby.

7.    Brokers.    Contributor and Acquiror represents and warrants to the other parties that it has not engaged, hired or utilized any parties or Persons that are due an agent's, broker's or finder's fee in connection with this transaction, and each of the Contributor and Acquiror shall defend, indemnify and save each other harmless from all Claims with respect to such fees and commissions. This Section 7 shall survive Closing.

8.    Notices.    Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next day delivery and provides to the sender a delivery receipt or (d) by legible facsimile (followed by hard copy delivered in accordance with preceding subsections (a)-(c)). Any notice shall be effective only upon receipt (or refusal by the intended recipient to accept delivery). Such notices shall be addressed as follows:

Contributor and GMH GP:	GMH Communities GP, LLC GMH LP LLC c/o GMH Associates, Inc. 10 Campus Boulevard Newton Square, Pennsylvania 19073 Attn: Gary M. Holloway
	Telephone:	(610) 355-8000
	Facsimile:	(610) 356-9163
with a copy to:	Joseph M. Macchione, General Counsel GMH Associates, Inc. 10 Campus Boulevard Newton Square, Pennsylvania 19073
	Telephone:	(610) 355-8000
	Facsimile:	(610) 356-9163
Acquiror:	GMH Communities, LP 10 Campus Boulevard Newtown Square, PA 19073
	Telephone:	(610) 355-8000
	Facsimile:	(610) 356-9163
with copies to:	Vornado Community GP LLC 888 Seventh Avenue New York, New York 10019 Attn: Joseph Macnow and Alan Rice
and
Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Attention: Gary Israel, Esq.

        Notices shall be deemed properly delivered and received when and if either (i) personally delivered, including via confirmed facsimile; (ii) on the first business day after deposit with a commercial overnight courier for delivery on the next business day; or (iii) five (5) days after having be sent via registered or certified first class mail, postage prepaid, return receipt requested. Any party may change its address for delivery of notices by properly notifying the others pursuant to this Section 13.

9.    Miscellaneous.

        (a)   Consents and Approvals.    Anything in this Agreement to the contrary notwithstanding, neither this Agreement nor the consummation of the transactions contemplated hereby shall, at the election of the Acquiror (which may be exercised on a transfer-by-transfer basis), constitute an agreement to transfer, or a transfer of, any Contributed Asset if an attempted transfer thereof, without the consent of a third party thereto or any governmental authority, would constitute a breach thereof, be unlawful or in any way adversely affect the respective rights or obligations arising thereunder of the applicable

Contributor (or its relevant Affiliate) or Acquiror (or its relevant Affiliate). If any such consent is not obtained, or if the attempted assignment would be ineffective or would adversely affect the respective rights or obligations of the applicable Contributor (or its relevant Affiliate) or Acquiror (or its relevant Affiliate), (i) the Contributor, at the Acquiror's cost, shall (to the extent lawfully permitted) (1) provide to Acquiror the benefits under any such Contributed Asset (including without limitation engaging Acquiror (or its relevant Affiliate) as a subcontractor or enforcing for the benefit of Acquiror any and all rights of the applicable Contributor against a third party arising out of the breach or cancellation by such third party or otherwise) as if such Contributed Asset had been transferred to Acquiror and (2) obtain as soon as practicable the consent or approval of any such third party or government authority to the transfer of such Contributed Asset and thereafter to transfer the same to Acquiror (or its relevant Affiliate), and (ii) the Acquiror (or its relevant Affiliate) shall (to the extent lawfully permitted) fulfill the applicable Contributor's (or its relevant Affiliate's) obligations with respect to such Contributed Asset (through a subcontractual relationship or otherwise).

        (b)   Entire Agreement.    This Agreement sets forth all of the agreements, representations, warranties and conditions of the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous discussions, letters of intent, agreements, representations, warranties and conditions. This Agreement contain all representations, warranties and covenants made by Acquiror and the Contributor and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any correspondence, memoranda or agreements between the parties are not binding on or enforceable against any party, and are superseded and replaced in total by this Agreement.

        (c)   Amendments.    This Agreement may be amended or modified only by a written instrument signed by Acquiror and the Contributor.

        (d)   Time.    Time is of the essence in the performance of each of the parties' respective agreements and obligations contained herein.

        (e)   Governing Law.    This Agreement and all issues arising hereunder shall be governed by the laws of Delaware.

        (f)    Waiver of Trial by Jury.    EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTY, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

        (g)   Successors and Assigns; No Third-Party Beneficiary.    The terms, conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither party hereto shall have any right to assign or otherwise transfer this Agreement or its rights hereunder, provided, however, that Acquiror shall at all times have the right to designate an Affiliate to acquire from the Contributor the Contributor Assets. The provisions of this Agreement are not intended to benefit any Person who is not a party to this Agreement.

        (h)   Joint Undertaking.    In addition to the obligations expressly required to be performed hereunder by the Contributor and Acquiror, each party agrees to cooperate with the other and to perform such other acts and to execute, acknowledge and deliver, before and after the Closing, such other instruments, documents and materials as a party may reasonably request and as shall be necessary in order to effect the consummation of the transactions contemplated hereby; provided that no such other instrument, document or material shall either extend or enlarge the obligations of the non-requesting party beyond the express undertakings of this Agreement or shall require or could require the non-requesting party to make any payment or expend any funds which are not expressly provided for herein.

        (i)    Limitation of Liability.    Except as specifically set forth in (i) the Guaranty of Payment executed by Class A Partners for the benefit of Class B Partners dated of even date herewith, (ii) the Guaranty of Recourse Obligations executed by Gary Holloway for the benefit of the Class B Partners dated of even date herewith, (iii) the Pledge and Security Agreement executed by GMH GP and Contributor for the benefit of the Class B Partners dated of even date herewith, (iv) the Pledge and Security Agreement executed by Gary Holloway for the benefit of Class B Partners dated of even date herewith, and (v) the Environmental Indemnity Agreement executed by Gary Holloway and Acquiror for the benefit of the Class B Partners dated of even date herewith, no party shall have any recourse against any past, present or future trustee, shareholder, partner, member, officer or employee of the other or any of the other's Affiliates for any obligation of such party under this Agreement or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by each party on its own behalf and on behalf of all parties claiming by, through or under it.

        (j)    Severability.    If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect.

        (k)   Counterparts; Facsimile Signatures.    The parties may execute this Agreement in one or more counterparts, all of which shall be considered one and the same document. The parties may also execute this Agreement by the facsimile exchange of executed signature pages.

        IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement the day and year first above written

GMH LP LLC, a Delaware limited liability company
By:
Gary M. Holloway, its Sole Member
GMH COMMUNITIES GP, LLC, a Delaware limited liability company
By:
Gary M. Holloway, its Sole Member
GMH COMMUNITIES, LP, a Delaware limited partnership
By:	GMH COMMUNITIES GP LLC, a Delaware limited liability company, a general partner
By:
Gary M. Holloway, its Sole Member
By:	VORNADO COMMUNITY GP LLC, a Delaware limited liability company, a general partner
By:
Name: Title:

Exhibits and Schedules to be attached

Exhibit A

The Student Housing Properties (as defined below) consist of the following properties:

A. Campus Club, Gainesville, Florida

B. Campus Walk, Oxford, Mississippi

C. Pirates Cove I and Pirates Cove II, Greenville, North Carolina

D. University Walk, Charlotte, North Carolina

The Military Housing Properties (as defined below) consist of the following properties:

A. Fort Stewart Hunter, Liberty and Chatham Counties, Georgia

B. Fort Hamilton, Brooklyn, NY

C. Fort Detrick and Walter Reed Medical Center, Washington, D.C. and Frederick, MD

D. Fort Carson, Colorado Springs, CO

Contributor Assets

Holloway is the owner of:

        1.     interests in the following limited partnerships and limited liability companies that own, directly or indirectly, student housing and military housing properties:

          (a)   100% of the membership interests in GMH Properties II, LLC ("GMH Properties II"), a Delaware limited liability company that owns 10% of the membership interests in GMH/GF Student Housing Associates, LLC, a Delaware limited liability company (the "Fidelity Joint Venture"). The Fidelity Joint Venture, in turn, is the sole member of each of Southeast Region I, LLC, a Delaware limited liability company, Southeast Region II, LLC, a Delaware limited liability company, and Southeast Region III, LLC, a Delaware limited liability company, and Southeast Region I, LLC is the fee simple owner of a certain parcel of land, with the improvements located thereon, known as "Campus Walk" and located in Oxford, Mississippi, Southeast Region II, LLC is the fee simple owner of certain parcels of land, with the improvements located thereon, known as "Pirates Cove I" and "Pirates Cove II" and located in Greenville, North Carolina, and Southeast Region III, LLC is the fee simple owner of a certain parcel of land, with the improvements located thereon, known as "University Walk" and located in Charlotte, North Carolina (the foregoing properties being collectively referred to as the "Fidelity Properties");

          (b)   9% of the membership interests in New Towmed, LLC (the "Existing Vornado Joint Venture"), a Delaware limited liability company. The Existing Vornado Joint Venture, in turn, is the sole member of Towmed Intermediate, LLC, a Delaware limited liability company, which is the sole member of Towmed Housing, LLC, a Delaware limited liability company, that is the fee simple owner of a certain parcel of land, with the improvements located thereon, known as "Campus Club" and located in Gainesville Florida (the "Vornado Property," and together with the Fidelity Properties, the "Student Housing Properties"); and

          (c)   100% of the membership interests GMH Military Housing, LLC, a Delaware limited liability company, which, in turn, owns 100% of the membership interests in: (1) GMH Military Housing Construction LLC, a Delaware limited liability company, (2) GMH Military Housing Management LLC, a Delaware limited liability company, (3) GMH Military Housing Development LLC, a Delaware limited liability company, and (4) GMH Military Housing Investments LLC, a Delaware limited liability company ("GMH Military Housing Investments"), that owns: (i) 90% of the membership interests in GMH/Benham Military Communities, LLC, a Delaware limited liability company (the "Benham Joint Venture"), and the Benham Joint Venture, in turn, is the sole member of (A) GMH Military Housing—Stewart Hunter LLC, a Delaware limited liability company, which owns a 15% interest in Stewart Hunter Housing LLC, and Stewart Hunter Housing LLC is the ground lessee of a certain parcel of land, with the improvements located thereon, and the project owner for the military housing project known as "Fort Stewart Hunter" and located in Liberty and Chatham Counties, Georgia (the "Fort Stewart Hunter Ground Lease"), (B) GMH Military Housing—Fort Hamilton Housing LLC, Delaware limited liability company, which owns a 15% interest in Fort Hamilton Housing LLC, and Fort Hamilton Housing LLC is the ground lessee of a certain parcel of land, with the improvements located thereon, and the project owner for the military housing project known as Fort Hamilton and located in Brooklyn, NY (the "Fort Hamilton Ground Lease"), and (C) GMH Military Housing—FDWR LLC, a Delaware limited liability company, which owns a 15% interest in Fort Detrick Walter Reed Army Medical Center Housing LLC, and Fort Detrick Walter Reed Army Medical Center Housing LLC is the ground lessee of certain parcels of land, with the improvements located thereon, and the project owner for the military housing projects known as "Fort Detrick" and "Walter Reed Medical Center" and located in Washington, D.C. and Frederick, MD (the "Fort Detrick and Walter Reed Medical Center Ground Lease"), respectively; and (ii) 10% of the membership interests in GMH Military Housing—Fort Carson LLC (the "RMB Joint Venture"), and the RMB Joint Venture, in turn, owns indirectly 100% of the membership interests in RJTL, LLC, a Georgia limited liability company, which owns a 10% interest in Fort Carson Family Housing LLC, and Fort Carson Family Housing LLC is the ground lessee of a certain parcel of land, with the improvements located thereon, and the project owner for the military housing project known as "Fort Carson" and located in Colorado Springs, CO (the "Fort Carson Ground Lease"). The real properties described in this paragraph (c) are referred to as the "Military Housing Properties," and together with the Student Housing Properties are referred to as the "Properties." The Fort Stewart Hunter Ground Lease, the Fort Hamilton Ground Lease, the Fort Detrick and Walter Reed Medical Center Ground Lease, and the Fort Carson Ground Lease are referred to collectively as the "Ground Leases".

        2.     100% of the stock of College Park Management Inc., a Delaware corporation, which is the sole member of College Park Management, LLC, a Florida limited liability company, that manages the student housing properties identified on Schedule 1 to this Exhibit A pursuant to separate management agreements (the "Management Contracts"); and

        3.     100% of the stock of GHTomed, Ltd. ("GHTomed"), which is the owner of a 1% membership interest in the Existing Vornado Joint Venture; and

        4.     100% of the stock of GMH Associates, Inc., which is the purchaser under certain purchase and sale contracts to acquire 28 student housing properties identified on Schedule 2 to this Exhibit A (collectively, the "Purchase Agreements").

        5.     Direct and indirect ownership interests in certain furniture and fixtures and other tangible assets that will be used in the operation of the business of Acquiror identified on Schedule 4 to this Exhibit A (the "FF&E").

Contributor Conveyances

        1.     Gary M. Holloway, as the sole shareholder of College Park Management, Inc., a Florida corporation, shall have caused College Park Management, Inc., a Florida corporation, to assign the management contracts set forth on Schedule 5 to this Exhibit A to GMH Capital Partners Asset Services, L.P., a Delaware limited partnership, by executing an assignment prior to the execution of this Agreement.

        2.     Gary M. Holloway shall contribute his 9% membership interest in the Existing Vornado Joint Venture to College Park Investments LLC, a Delaware limited liability company (a wholly owned Subsidiary of Acquiror) and GHTomed shall contribute its 1% membership interest in the Existing Vornado Joint Venture to College Park Investments LLC, a Delaware limited liability company (a wholly owned Subsidiary of Acquiror) by executing assignments of membership interest at Closing.

        2.     Gary M. Holloway, as the sole member of GMH Properties II, LLC, a Delaware limited liability company, shall contribute his 100% membership interest in GMH Properties II, LLC to College Park Investments LLC, by executing an assignment agreement at Closing.

        3.     Gary M. Holloway, as the sole member of GMH Military Housing, LLC, which is the sole member of each of the following: (a) GMH Military Housing Construction LLC, (b) GMH Military Housing Management LLC, (c) GMH Military Housing Development LLC, and (d) GMH Military Housing Investments LLC shall contribute his 100% interest in GMH Military Housing, LLC to Acquiror by executing an assignment at Closing. The conveyance affected by the transfer shall include, without limitation, the rights under certain awards of exclusivity to negotiate agreements for 3 military housing privatization projects identified on Schedule 3 to this Exhibit A (collectively, the "Military Housing Contracts," and together with the Student Housing Contracts, the "Contracts").

        4.     Gary M. Holloway, as the sole shareholder of GMH Associates, Inc., shall cause GMH Associates, Inc. to assign its rights, as purchaser, under the Purchase Agreements to College Park Investments LLC or its nominee (each of which shall be Subsidiaries of College Park Investments LLC) by executing assignment and assumption agreements at Closing.

        5.     Gary M. Holloway, as the sole shareholder of College Park Management, Inc., a Florida corporation, shall consent to and shall cause the merger of College Park Management, Inc., a Florida corporation, into College Park Management LLC, a Florida limited liability company.

        6.     Gary M. Holloway, as the sole shareholder of College Park Management, Inc., a Delaware corporation, shall cause College Park Management, Inc., a Delaware corporation, as the sole member of College Park Management, LLC, a Florida limited liability company, to contribute its 100% membership interest in College Park Management LLC, a Florida limited liability company, to Acquiror by executing an assignment at Closing.

        7.     Gary M. Holloway shall cause the FF&E to be contributed to Acquiror by executing a bill of sale at Closing.

Schedule 1 to Exhibit A
Management Contracts for Student Housing Properties

Property Name	City and State
2 East Eighth Street	Chicago, IL
Bay Crest	Long Beach, CA
State College Park	State College, PA
Nittany Crossings	State College, PA
College Park—The Landings	Austin, Texas
College Park—Athens	Athens, Georgia
Jefferson Commons	Orlando, Florida
Pegasus Landing	Orlando, Florida
Pegasus Point	Orlando, Florida
Scott Conf. Ctr.	Omaha, Nebraska
Scott Village	Omaha, Nebraska
The Village at West Chester	West Chester, Pennsylvania
University Hall	West Chester, Pennsylvania
Campus Walk Apartment Homes	Tampa, Florida
College Park—Nittany Pointe	Altoona, Pennsylvania
Springwood Apartments	Tampa, Florida
Summer Walk Apartments	Orlando, Florida
Reflections	Tampa, Florida
Sante Fe Pointe	Gainesville, Florida
Aspen Ridge	Gainesville, Florida
The Commons	Auburn, Alabama
Campus Walk	Mississippi
Pirate's Cove	Greenville, NC
University Walk	North Carolina
Campus Club	Gainesville, Florida

Schedule 2 to Exhibit A
Student Housing Contracts

Property Name	City and State
Chapel Ridge	Chapel Hill, NC
Wolf Creek	Raleigh, NC
Orono—College Park Land Site	Orono, ME
Collegiate Hall	Birmingham, AL
Sterling University Heights	Knoxville, TN
Sterling University Crescent	Baton Rouge, LA
Sterling University Trails	Lubbock, TX
Sterling University Fields	Savoy, IL
Sterling University Pines	Statesboro, GA
Sterling University Greens	Norman, OK
Sterling University Lodge	Laramie, WY
Sterling University Pointe	Lubbock, TX
Sterling University Oaks	Columbia, SC
Sterling University Estates	Muncie, IN
Sterling University Mills	Cedar Falls, IA
Sterling University Manor	Greenville, NC
Sterling University Place	Charlottesville, VA
Sterling University Gables	Murfreesboro, TN
Sterling University Glades	Gainesville, FL
Sterling University Court	East Lansing, MI
Sterling University Reno	Reno, NV
Sterling University Uptown	Denton, TX
Sterling University Centre	Kalamazoo, MI
Meadow Run	Dayton, OH
Melrose	Urbana, IL
Sterling University Peaks	Boulder, CO
Sterling University Parks	Waco, TX
Campus Club—Statesboro	Statesboro, GA

Schedule 3 to Exhibit A
Military Housing Contracts

Project / Contract	City and State
Fort Eustis & Fort Story	Newport News & Virginia Beach, VA
Navy Northeast	Maine, NH, NY, RI, CT, NJ
Fort Bliss & White Sands	El Paso, TX; Las Cruces, NM

Schedule 5 to Exhibit A
Management Contracts Assigned by College Park Management, Inc.,
a Florida corporation,
to GMH Capital Partners Asset Services, LP,
a Delaware limited partnership

Property Name	City and State
Scott Residence Hall	Omaha, Nebraska
The Artists' Residence	Boston, Massachusetts
University Towers	San Diego, California
College Park—Fontana Hall	Tampa, Florida
College Park—Osceola Hall	Tallahassee, Florida

Exhibit B
Pre-Contribution Organizational Charts

Exhibit C
Post-Contribution Organizational Charts

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TABLE OF CONTENTS
INDEX OF DEFINED TERMS
Exhibits and Schedules to be attached
Exhibit A
Contributor Assets
Contributor Conveyances
Exhibit B Pre-Contribution Organizational Charts
Exhibit C Post-Contribution Organizational Charts